UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 30, 2020

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on August 31, 2020, General Moly, Inc. (the “Company”) received a letter (the “Letter”) from the NYSE American LLC (the “Exchange”) indicating that the Company was below compliance with Sections 1003(a)(i), 1003(a)(ii), and Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”), which require minimum levels of stockholders’ equity for companies with histories of net losses. The Letter stated that the Company had until September 30, 2020, to submit a plan of compliance to address how it intended to regain compliance with the referenced sections of the Company Guide by February 28, 2022.

On September 30, 2020, the Company notified the Exchange that it did not intend to submit a plan of compliance. The Exchange also found that the Company had fallen below the low selling price requirement of Section 1003(f)(v) of the Company Guide. As a result, the Exchange has determined that the Company is no longer suitable for listing pursuant to Section 1009 of the Company Guide. Accordingly, the Exchange has suspended trading in the Company’s common stock and will initiate delisting proceedings.

A copy of the Company’s press release dated October 1, 2020, regarding the foregoing matters is filed as Exhibit 99.1 to this Current Report on Form 8−K and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of General Moly, Inc. dated October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 1, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer